Exhibit 11

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Endeavor Series Trust Prospectuses and "Financial Statements" in the Endeavor Series Trust Statements of Additional Information in Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A, No. 33-27352) of Endeavor Series Trust dated October 28, 1997.

We also consent to the incorporation by reference into the Endeavor Series Trust Statements of Additional Information of our report dated February 10, 1997, with respect to the financial statements and financial highlights of the Opportunity Value Portfolio, Value Equity Portfolio, Dreyfus U.S. Government Securities Portfolio, Dreyfus Small Cap Value Portfolio, T. Rowe Price Growth Stock
Portfolio, T. Rowe Price Equity Income Portfolio, T. Rowe Price International Stock Portfolio, TCW Managed Asset Allocation Portfolio and TCW Money Market Portfolio (nine of the portfolios constituting Endeavor Series Trust).


                                                           ERNST & YOUNG LLP

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
October 27, 1997